FORM OF INFORMATIONAL STATEMENT
                PURSUANT TO NEVADA REVISED STATUES SECTION 78.235




Name
Address

Dear __________:

         This        information         statement         certifies        that
_______________________________  is  the  registered  holder  of  ______________
shares of common stock of Tripacific Development Corporation, a Nevada corporation, transferable on the books of the corporation in person or by execution of a power of attorney.

         Witness the seal of the corporation and the signatures of its duly authorized officers:

Dated: __________________________________

Tripacific Development Corporation

By: _____________________________________                 [SEAL]
       Devinder Randhawa, President

By: _____________________________________
       Bob Hemmerling, Secretary